2019 ANNUAL REPORT

TABLE OF CONTENTS Board of Directors and Executive Management 3 Message to the Shareholders 4-5 Consolidated Financial Highlights 6-7 CNB Bank Senior Management and Officer Listings 8 ERIEBANK Senior Management, Officer and Advisory Board Listings 9 FCBank Senior Management, Officer and Advisory Board Listings 10 BankOnBuffalo Senior Management, Officer and Advisory Board Listings 10 Shareholder Information 11 2 CNB FINANCIAL CORPORATION

BOARD OF DIRECTORS AND EXECUTIVE MANAGEMENT

CORPORATE OFFICERS, CNB FINANCIAL CORPORATION

Joseph B. Bower, Jr.
President & Chief Executive Officer

Richard L. Greslick, Jr.
Secretary

Mary Ann Conaway
Assistant Secretary

Tito L. Lima
Treasurer & Principal Financial Officer

BOARD OF DIRECTORS, CNB FINANCIAL CORPORATION AND CNB BANK



Peter F. Smith
Chairperson of the Board; Attorney at Law



Joseph B. Bower, Jr.
President and Chief Executive Officer, CNB Financial Corporation; President and Chief Executive Officer, CNB Bank



Richard L. Greslick, Jr.
Secretary, CNB Financial Corporation; Senior Executive Vice President and Chief Support Officer, CNB Bank



Robert W. Montler
President and Chief Executive Officer, Lee Industries and Keystone Process Equipment



Joel E. Peterson
President, Clearfield Wholesale Paper



Deborah Dick Pontzer
Economic Development and Workforce Specialist, Office of Congressman Glenn Thompson



Jeffrey S. Powell
President, J.J. Powell, Inc.



Nicholas N. Scott
Vice President and Owner, Scott Enterprises



Richard B. Seager
President and Chief Executive Officer, Beacon Light Behavioral Health Systems



Francis X. Straub, III
Managing Officer and Director, St. Marys Pharmacy, Inc. and Bennetts Valley Pharmacy, Inc.



Peter C. Varischetti
President, Varischetti Holdings, LP



Julie Young
Human Resources Attorney, JMY Law, LLC

EXECUTIVE OFFICERS, CNB BANK



Joseph B. Bower, Jr.
President and Chief Executive Officer



Joseph E. Dell, Jr.
Senior Executive Vice President, Chief Commercial Banking Officer



Richard L. Greslick, Jr.
Senior Executive Vice President, Chief Support Officer



Mary Ann Conaway
Executive Vice President, Employee Experience



Gregory M. Dixon
Executive Vice President, Chief Risk Officer



Martin T. Griffith
Executive Vice President, Community Banking; President BankOnBuffalo



Leanne D. Kassab
Executive Vice President, Customer Experience



Tito L. Lima
Executive Vice President, Chief Financial Officer



Steven R. Shilling
Executive Vice President, Private Client Solutions

2019 ANNUAL REPORT HIGHLIGHTS 3

MESSAGE TO OUR SHAREHOLDERS, CUSTOMERS, EMPLOYEES AND FRIENDS It is my pleasure to share CNB Financial Corporation 2019 highlights with you. The expansion of CNB’s customer base was significant despite not actively expanding our market area. Our households served increased 7.8% to 68,892 households, which contributed to asset growth of 17%. Other financial highlights for the year include: Earnings Growth 18.9% EPS Growth 19.0% Deposit Growth 18.8% Loan Growth 13.3% Return on Average Tangible Common Equity 16.28% Loan to Deposit Ratio Improved To 90.38% The Corporation strives to achieve, and maintain, financial performance levels in the top quartile of our peer group in order to provide a positive return to shareholders. While this measure is critical to long-term success and a safe, sound financial institution, management and the Board believe that other, non-financial measures are equally important. CNB’s roots are deep within the communities we serve. Their success and well-being are critical to our organization and to our employees. We believe in a workforce that enjoys what they do every day. CNB not only listens to their employees, we also take measures to minimize stress points in the lives of our team. Our team is extremely important to our success as satisfied employees provide better service to our customers. CNB provides each employee with the opportunity for a solid foundation for retirement with matching and profit sharing contribution plans in place. In addition, our employees have access to expert financial planning advice through our Private Client Solutions group. Beyond financial wellness, CNB also provides health and wellness programs, online/telephone doctor assistance, a confidential Employee Assistance Program, and a robust healthcare plan that includes premium-free vision and dental. We recently addressed several additional topics that are key to a healthy family environment. By listening to feedback from employees, we improved our position on paternity leave, adoption leave and student loan payment assistance. We have reduced travel time by better utilizing technology, and improved educational opportunities throughout the Bank. Most job functions have training tracks designed to help team members develop their knowledge, understand the importance of collaboration and improve communications. In 2015, we developed the CNB Leadership Institute to build depth in our organization and create a better leadership succession track. This program continues to evolve and, to date, has graduated 38 individuals, many whom have already made great advancements here at CNB. Community Involvement took on an extra meaning this year when a group from the last CNB Leadership class developed an initiative inspired by Dr. Martin Luther King, Jr. The group developed a program for CNB to “Take the Day On” instead of taking Martin Luther King Day off. The event was a huge success that resulted in the support of 44 non-profit organizations by 382 CNB team members, from across four bank divisions in three states. This community outreach event is in addition to the continued leadership, volunteer hours and financial support that our 605 employees provide to local non-profits, youth programs and governmental organizations all year long. 4 CNB FINANCIAL CORPORATION

A few years ago, CNB began taking on several initiatives to reduce emissions and electric usage. Our main office now features equipment that minimizes the use of lighting, heat and air conditioning not only during overnight hours, but also during working hours. While efforts have significantly reduced our usage of electricity, we are not finished. Over the next few years, we will install this technology into all of our locations. We are also looking into ways to reduce the power needs for all of our technology, which will require assistance from our major vendors and creative thinking. Opening our latest version of a state of the art financial center in Niagara Falls, NY was another of our highlights. This new BankOnBuffalo office furthers our open floor plan design which began in ERIEBANK 14 years ago. This new office is even more welcoming, offering coffee, wireless functionality for both our staff and our customers along with comfortable areas to relax during their visit at our office. The office also features enhanced teller machines both inside and at the drive thru. The addition of these machines provides a more personal touch at the drive thru and the convenience of expanded hours of service. On December 18, 2019, CNB announced the acquisition of Bank of Akron. This will add six new BankOnBuffalo locations along with a talented team of bankers to our rapidly expanding presence in the western NY market area. In order to support our growing franchise, the Main Office expansion project was announced. The new building plan calls for additional space for up to 70 more employees. This project will enable CNB to continue its growth while providing back office infrastructure in areas of compliance, account and loan servicing, eSolutions, marketing, information technology, and security. We are happy to maintain such a large workforce in our hometown. Clearfield has been very supportive of our bank and our growth throughout the 155 years in business. I want to welcome Julie Young to the CNB Financial Corporation and the CNB Bank Boards. Julie comes to CNB from Columbus, OH, where she is also a member of our FCBank Advisory Board. She brings a breadth of knowledge to the Board with her experience in employment law, both at the federal and state levels. She is a lifelong resident of the Columbus area and provides us with perspective from a large, rapidly growing metropolitan area. Management and the Board look forward to working with Julie. Finally, I want to thank you for your continued trust in CNB to provide you with a beneficial relationship as a customer, shareholder or employee. We will continue to work hard to maintain that trust through the successful integration of personal relationships and innovative solutions to provide exceptional experiences for our customers and employees alike. Joseph B. Bower, Jr. President and Chief Executive Officer 2019 ANNUAL REPORT HIGHLIGHTS 5

CONSOLIDATED FINANCIAL HIGHLIGHTS (dollars in thousands, except per share data) FOR THE YEAR 2019 2018 % Change Interest and Dividend Income $155,728 $131,870 18.1% Interest Expense 39,530 26,950 46.7% Net Interest Income 116,198 104,920 10.7% Non-interest Income 25,975 20,723 25.3% Non-interest Expense 87,508 79,342 10.3% Net Income 40,081 33,719 18.9% Net Income Return on: Average Assets 1.17% 1.12% 4.5% Average Equity 14.05% 13.46% 4.4% AT YEAR END Assets $3,763,659 $3,221,521 16.8% Loans, Net of Unearned 2,804,035 2,474,557 13.3% Deposits 3,102,327 2,610,786 18.8% Shareholders’ Equity 304,966 262,830 16.0% PER SHARE DATA Net Income, Diluted $2.63 $2.21 19.0% Dividends 0.68 0.67 1.5% Book Value 20.00 17.28 15.7% 6 CNB FINANCIAL CORPORATION

CONSOLIDATED FINANCIAL HIGHLIGHTS (dollars in thousands, except per share data) ASSET GROWTH (in thousands) 2015 $2,285,136 2016 $2,573,136 2017 $2,768,773 2018 $3,221,521 2019 $3,763,659 LOANS, NET OF UNEARNED (in thousands) 2015 $1,577,798 2016 $1,873,536 2017 $2,145,959 2018 $2,474,557 2019 $2,804,035 NET INTEREST INCOME (in thousands) 2015 $74,707 2016 $81,287 2017 $91,509 2018 $104,920 2019 $116,198 EARNINGS PER SHARE 2015 $1.54 2016 $1.42 2017 $1.57 2018 $2.21 2019 $2.63 2019 ANNUAL REPORT HIGHLIGHTS 7

CNB BANK SENIOR MANAGEMENT AND OFFICERS

Christopher L. Stott
Senior Vice President, Market President

Jeffrey W. Alabran
Senior Vice President, Commercial Banking

Yarrow L. Diamond
Senior Vice President, Innovative Solutions

Robin W. Mink
Senior Vice President, Senior Treasury Management Director

Glenn R. Pentz
Senior Vice President, Investment Advisor

Craig C. Ball
Vice President, Wealth Advisor

Timothy D. Clapper
Vice President, Commercial Banking

Rosanne Faraci
Vice President, Credit Administration

Kylie L. Graham
Vice President, Support

Joseph K. Haines
Vice President, Commercial Banking

Michael E. Haines
Vice President, Commercial Banking

Carla M. Higgins
Vice President, Customer Experience/Quality Assurance

Eric A. Johnson
Vice President, Wealth & Asset Management Team Leader

Cory K. Johnston
Vice President, Controller

R. Michael Love
Vice President, Wealth Advisor

Heather J. Koptchak
Vice President, Employee Administration

Julie L. Martin
Vice President, Commercial Services

Dustin A. Minarchick
Vice President, Commercial Banking Leader

Amy B. Potter
Vice President, Customer Experience

Eileen F. Ryan
Vice President, Director of Private Banking

Ruth Anne Ryan-Catalano
Vice President, Retail Banking

John M. Schulze
Vice President, Director of Participations and Syndications

John H. Sette
Vice President, Information Technology

Kelly J. Sheffield
Vice President, BSA Officer

C. Brett Stewart
Vice President, Commercial Banking

Susan M. Warrick
Vice President, Operations

Katie M. Whysong
Vice President, Commercial Banking

Joseph H. Yaros
Vice President, Commercial Banking

Vickie L. Baker
Assistant Vice President, Community Office Manager

Rebecca A. Coleman
Assistant Vice President, Operations Officer

James C. Davidson
Assistant Vice President, Private Banking

Kay E. DellAntonio
Assistant Vice President, Commercial Banking

William R. Diehl
Assistant Vice President, Senior Portfolio Manager

Andrew D. Franson
Assistant Vice President, Wealth & Asset Operations

Denise E. Gelofsack
Assistant Vice President, Senior Portfolio Manager

Shannon L. Irwin
Assistant Vice President, Employee Experience

Darryl P. Koch
Assistant Vice President, Information Security Officer

Paul A. McDermott
Assistant Vice President, Facilities

Katie A. Penoyer
Assistant Vice President, Treasury Services

Heather D. Serafini
Assistant Vice President, Private Banking

B.J. Sterndale
Assistant Vice President, Training

Dorthy M. Turner
Assistant Vice President, Wealth Advisor

Sherry L. Wallace
Assistant Vice President, Mortgage Banking

Eric E. White
Assistant Vice President, Market Manager

Carrie A. Wood
Assistant Vice President, Marketing & Financial Literacy Manager

Joel M. Zupich
Assistant Vice President, Credit Administration

Holiday Financial Services

BOARD OF DIRECTORS

Richard L. Greslick, Jr
Chairperson

Gregory M. Dixon
Secretary

Joseph B. Bower, Jr.
Treasurer

CORPORATE OFFICERS

Gregory M. Dixon
Chairperson

Joseph P. Strouse
President

Francis Goss
Vice President

CNB SECURITIES CORPORATION, A SUBSIDIARY OF CNB FINANCIAL CORPORATION

BOARD OF DIRECTORS

Glenn R. Pentz
Director

Donald R. McLamb, Jr.
Wilmington Trust SP Services, Inc.

CORPORATE OFFICERS

Tito L. Lima
President

Donald R. McLamb, Jr.
Treasurer, Wilmington Trust SP Services, Inc.

Elizabeth F. Bothner
Secretary, Wilmington Trust SP Services, Inc.

8 CNB FINANCIAL CORPORATION

ERIEBANK
A division of CNB Bank

ERIEBANK SENIOR MANAGEMENT AND OFFICERS

David J. Zimmer
President

Wesley H. Gillespie
Regional President, Northeast Ohio

Steven M. Cappellino
Senior Vice President, Area Manager

William L. DeLuca, Jr.
Senior Vice President, Commercial Banking

David P. Bogardus
Vice President, Area Manager

Travis J. Burch
Vice President, Investment Advisor

James E. Burke
Vice President, Commercial Banking

Scott O. Calhoun
Vice President, Commercial Banking

Maggie M. Dempsey
Senior Vice President, Private Banking

Timothy A. Flenner
Vice President, Area Manager

Suzanne Hamilton
Vice President, Commercial Banking

Christine Hartog
Vice President, Community Office Manager

Katie J. Jones
Vice President, Market Manager

Steven B. Levy
Senior Vice President, Commercial Banking

James R. Miale
Vice President, Commercial Banking

Larry G. Morton
Vice President, Wealth Advisor

Gregory A. Noon
Vice President, Commercial Banking Area Manager

Benjamin V. Palazzo
Vice President, Commercial Banking

Timothy J. Roberts
Vice President, Commercial Banking

Paul D. Sallie
Vice President, Private Banking

Alison A. Samuels
Vice President, Commercial Banking

Jerome L. Smith
Vice President, Commercial Banking

William J. Vitron, Jr.
Vice President, ERIEBANK Investment Advisors

Thomas J. Walker
Vice President, Commercial Banking

Mark R. Weibel
Vice President, Wealth Advisor

Kelly S. Buck
Assistant Vice President, Private Banking

Chrystal M. Fairbanks
Assistant Vice President, Community Office Manager

Jessica A. Figoli
Assistant Vice President, Private Banking

Joanne L. Fulton
Assistant Vice President, Treasury Services

Allison M. Hodas
Assistant Vice President, Commercial Banking

Bryan G. Kusich
Assistant Vice President, Commercial Banking

Barbara A. Macks
Assistant Vice President, Wealth Advisor

Theresa L. Swanson
Assistant Vice President, Community Office Manager

John R. VanTassel
Assistant Vice President, Treasury Services

ERIEBANK BOARD OF ADVISORS

David J. Zimmer
Chairperson of the Board; President, ERIEBANK

Gary M. Alizzeo
Esquire, Shafer Law Firm, P.C.

Joseph B. Bower, Jr.
President and Chief Executive Officer, CNB Financial Corporation, CNB Bank

Gary L. Clark
Chief Executive Officer, Reed Manufacturing Company

Donald W. Damon
Retired; Former ERIEBANK Senior Vice President

Joseph E. Dell, Jr.
Senior Executive Vice President, Chief Commercial Banking Officer

Gregory M. Dixon
Executive Vice President, Chief Risk Officer, CNB Bank

Jane M. Earll
Esquire; Retired Pennsylvania State Senator

Richard L. Greslick, Jr.
Senior Executive Vice President & Chief Support Officer, CNB Bank; Secretary, CNB Financial Corporation

Charles "Boo" Hagerty
President, Hamot Health Foundation

Dr. Andrea T. Jeffress
Physician, OB-GYN Associates of Erie, PC

Thomas M. Kennedy
President, Professional Development Associates, Inc.

Jerome T. Osborne, III
President, JTO, Inc.

Thomas W. Reams
President, C. H. Reams & Associates, Inc.

Nicholas N. Scott
Vice President & Owner, Scott Enterprises

James E. Spoden
Esquire, MacDonald Illig Jones & Britton, LLP

ERIEBANK OHIO ADVISORY BOARD

Wesley H. Gillespie
Chairperson of the Board; Regional President, ERIEBANK Northeast Ohio

Dr. Lundon Albrecht
Owner, Albrecht Family Dentistry

Jennifer Brown
Economic Development Specialist, CT Consultants

Richard T. Flenner, Jr.
Retired; Former President, Lake National Bank

Bryce A. Heinbaugh
Managing Partner and Founder, IEN Risk Management Consultants

Richard J. Kessler
President, Society of Rehabilitation

Kevin D. Malecek
Director of Economic Development, City of Mentor

Shawn Neece
Director, NMS Certified Public Accountants

Joseph T. Svete
President, Svete & McGee Company, LPA

2019 ANNUAL REPORT HIGHLIGHTS 9

FCBANK SENIOR MANAGEMENT AND OFFICERS

Jenny L. Saunders
President

Neal S. Clark
Senior Vice President, Commercial Banking

Chris D. Butcher
Vice President, Private Client Solutions Team Leader

J. Ralph Parker
Senior Vice President, Credit Officer

Robert P. Linnabary
Vice President, Commercial Banking

Bernard J. McGuinness
Vice President, Commercial Banking

Michael D. Mantor
Vice President, Commercial Banking

Kate M. Miller
Vice President, Commercial Banking

Amy E. Pierce
Vice President, Treasury Services

Linda K. Salters
Vice President, Business Development Leader

Jack L. Trachtenberg
Vice President, Private Banking

Stephanie A. Wagner
Vice President, Wealth Advisor

Jeff P. Wallace
Vice President, Treasury Services

Stephen D. Winner
Vice President, Commercial Real Estate

Jeffrey J. Beyke
Assistant Vice President, Market Manager

Annette D. Lester
Assistant Vice President, Community Office Manager

Jillian V. Price
Assistant Vice President, Private Banking

Sam P. Rawal
Assistant Vice President, Private Banking

Rory Reid
Assistant Vice President, Community Office Manager

Andrew C. Shuneson
Assistant Vice President, Commercial Banking

FCBANK BOARD OF ADVISORS

Jenny L. Saunders
Chairperson of the Board, President, FCBank

Joseph B. Bower, Jr.
President and Chief Executive Officer, CNB Financial Corporation, CNB Bank

Jennifer Carney
Pincipal, OHM-Advisors

Gregory M. Dixon
Executive Vice President, Chief Risk Officer, CNB Bank

Richard L. Greslick, Jr.
Senior Executive Vice President & Chief Support Officer, CNB Bank; Secretary, CNB Financial Corporation

Lawrence A. Morrison
CPA and Partner, Kleshinski, Morrison & Morris, LLP

Jason Pohl
Partner and Co-Founder, Centric Consulting, LLC

Sam Shim
Board Member, Worthington City Schools

Julie Young
Human Resources Attorney, JMY Law, LLC

BANK ON BUFFALO SENIOR MANAGEMENT AND OFFICERS

Martin T. Griffith
Executive Vice President, Community Banking; President BankOnBuffalo

Maria E. Barth
Senior Vice President, Commercial Banking

Michael J. Noah
Senior Vice President, Commercial Banking

David P. Paul
Senior Vice President, Private Client Solutions Team Leader

Michael A. Anderson
Vice President, Regional Retail Banking Administrator

Joseph D. Becker
Vice President, Private Banking

Christine M. Domster
Vice President, Treasury Services

David G. Hawker
Vice President, Commercial Banking

Kathleen B. Kane
Vice President, Community Office Manager

Kelly A. Navagh
Vice President, Treasury Services

Gail E. Testa-Romano
Vice President, Wealth Advisor

Annette A. Tomlin
Vice President, Community Office Manager

James H. Cosgriff
Assistant Vice President, Wealth Advisor

Ryan T. Gorman
Assistant Vice President, Community Office Manager

Angela M. Indelicato-Matar
Assistant Vice President, Commercial Banking

Thomas J. Ivancic
Assistant Vice President, Commercial Banking

James P. Reidy
Assistant Vice President, Community Office Manager

BANK ON BUFFALO BOARD OF ADVISORS

Martin T. Griffith
Chairperson of the Board, Executive Vice President, Community Banking; President BankOnBuffalo

Herbert L. Bellamy, Jr.
CEO, Bellamy Enterprises; CEO, Buffalo Black Achievers, Inc.

Joseph B. Bower, Jr.
President and Chief Executive Officer, CNB Financial Corporation, CNB Bank

Joseph E. Dell, Jr.
Senior Executive Vice President & Chief Commercial Banking Officer, CNB Bank

Gregory M. Dixon
Executive Vice President, Chief Risk Officer, CNB Bank

Richard L. Greslick, Jr.
Senior Executive Vice President & Chief Support Officer, CNB Bank; Secretary, CNB Financial Corporation

Gerry Murak
Principal and Founder, Murak & Associates, LLC; CEO and Board Chairman, SoPark Corporation; President, CEO, and Founder, Precision Scientific Instruments, Inc.

Michael Newman
Owner and Executive Vice President, NOCO, Inc.

Peter J. Romano, Jr.
President and CEO, United Materials, LLC

Stephen J. Schop
Managing Partner, Schop, Powell & Associates

Mark A. Tronconi
Partner at Tronconi, Segarra & Associates

10 CNB FINANCIAL CORPORATION

SHAREHOLDER INFORMATION ANNUAL MEETING QUARTERLY SHARE DATA The Annual Meeting of the Shareholders of For information regarding the Corporation’s CNB Financial Corporation will be held Tuesday, quarterly share data, please refer to Item 5 in the April 21, 2020 at 2:00 pm at the Lock Haven 2018 Form 10-K. University - Clearfield Campus, 201 University Drive, Clearfield, PA 16830, 2nd Floor Upper Lounge. MARKET MAKERS The following firms has chosen to make a market in CORPORATE ADDRESS the stock of the Corporation. Inquiries concerning CNB Financial Corporation their services should be directed to: 31 S. Second Street Boenning & Scattergood, Inc. P.O. Box 42 1700 Market Street, Ste 1420 Clearfield, PA 16830 Philadelphia, PA 19103 (800) 492-3221 (800) 842-8928 STOCK TRANSFER AGENT & REGISTRAR Keefe, Bruyette & Woods, Inc. 787 Seventh Avenue, 4th Floor American Stock Transfer & Trust Company, LLC New York, NY 10019 6201 15th Avenue (212) 887-7777 Brooklyn, NY 11219 (800) 937-5449 FORM 10-K Shareholders may obtain a copy of the Annual Report to the Securities and Exchange Commission on Form 10-K by writing to: CNB Financial Corporation 1 S. Second Street P.O. Box 42 Clearfield, PA 16830 ATTN: Shareholder Relations 2019 ANNUAL REPORT HIGHLIGHTS 11

Each depositor insured to at least $250,000 Backed by the full faith and credit of the United States government FFederal DepositDIC Insurance Corporation •www.fdic.gov The common stock of the Corporation trades on the  NASDAQ Global Select Market under the symbol CCNE.